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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts," "Summary Financial Information," and "Selected Historical Financial Information" and to the use of our report dated February 25, 2003 (except for the second paragraph of Note 8, the sixteenth paragraph of Note 13, the first paragraph of Note 18, as to which the date is April 8, 2003, the second paragraph of Note 18, as to which the date is November 26, 2003, the fourth paragraph of Note 18, as to which the date is December 1, 2003, and the third paragraph of Note 9 and the third paragraph of Note 18, as to which the date is January 2, 2004), in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of Bakers Footwear Group, Inc. for the registration of 653,331 shares of its common stock.

                                                           /s/ Ernst & Young LLP

St. Louis, Missouri
January 28, 2004